UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12

BLACKSTONE MORTGAGE TRUST, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Blackstone Mortgage Trust, Inc.

345 Park Avenue, 42nd Floor

New York, New York 10154

April 22, 2019

Dear Fellow Stockholders:

You are cordially invited to attend the 2019 annual meeting of stockholders of Blackstone Mortgage Trust, Inc., a Maryland corporation, which will be held at 9:00 a.m., Eastern Daylight Time, on Wednesday, June 19, 2019, at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017. At the annual meeting, stockholders will be asked to:

•	elect eight director nominees listed herein;

•	ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2019;

•	consider a non-binding vote on executive compensation of our named executive officers;

•	consider a non-binding vote on the frequency of future advisory votes on executive compensation; and

•	consider such other business as may properly come before the annual meeting and any postponements or adjournments thereof.

Details concerning those matters to come before stockholders at the annual meeting are described in the attached notice of annual meeting of stockholders and proxy statement.

Your management and your board of directors unanimously recommend that you vote FOR all nominees for directors, FOR the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for 2019, FOR the approval of the advisory resolution relating to the compensation of our named executive officers as disclosed in the accompanying proxy statement and ONE YEAR with respect to the frequency which with stockholders should be provided an advisory vote on executive compensation.

As in prior years, we will be using the “Notice and Access” method of providing proxy materials to you via the Internet. We believe that this process will provide you with a convenient and quick way to access the proxy materials, including our proxy statement and 2018 annual report to stockholders, and authorize a proxy to vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials.

The proxy statement and form of proxy will be distributed or made available on or about April 22, 2019. We will mail to our stockholders a Notice of Internet Availability of Proxy Materials, which we refer to as the Notice and Access Card, containing instructions on how to access our proxy statement and our 2018 annual report to stockholders and authorize a proxy to vote electronically via the Internet or by telephone. The Notice and Access Card also contains instructions as to how you can receive a paper copy of our proxy materials and authorize a proxy to vote by mail.

It is important that your shares be represented at the annual meeting and voted in accordance with your wishes. Whether or not you plan to attend the meeting, we urge you to complete a proxy as promptly as possible — by Internet, telephone or mail — so that your shares will be voted at the annual meeting. This will not limit your right to vote in person or to attend the meeting.

On behalf of the board of directors, I thank you for your continuing support.

Sincerely

/s/ Stephen D. Plavin

Stephen D. Plavin Chief Executive Officer, President and Director

Blackstone Mortgage Trust, Inc.

345 Park Avenue, 42nd Floor

New York, New York 10154

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

To our Stockholders:

We hereby notify you that Blackstone Mortgage Trust, Inc., a Maryland corporation (the “Company”), is holding its 2019 annual meeting of stockholders at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, on Wednesday, June 19, 2019, at 9:00 a.m., Eastern Daylight Time. At the annual meeting, stockholders will be asked to:

1.	elect eight director nominees listed herein;

2.	ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2019;

3.	consider a non-binding vote on executive compensation of our named executive officers;

4.	consider a non-binding vote on the frequency of future advisory votes on executive compensation; and

5.	consider such other business as may properly come before the annual meeting and any postponements or adjournments thereof.

You can vote your shares of class A common stock if the Company’s records show that you were a stockholder of record as of the close of business on April 12, 2019, the record date for the annual meeting.

Stockholders, whether or not they expect to be present at the meeting, are requested to authorize a proxy to vote their shares electronically via the Internet, by telephone or by completing and returning the proxy card if you requested paper copies of the Company’s proxy materials. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you requested paper copies, the instructions are printed on your proxy card and included in the accompanying proxy statement. Any person giving a proxy has the power to revoke it at any time prior to the meeting and stockholders who are present at the meeting may withdraw their proxies and vote in person.

Sincerely,

/s/ Leon Volchyok

Leon Volchyok
Secretary

April 22, 2019

i

345 Park Avenue, 42nd Floor

New York, New York 10154

PROXY STATEMENT FOR

2019 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 19, 2019

This proxy statement is being furnished by and on behalf of the board of directors of Blackstone Mortgage Trust, Inc., a Maryland corporation, or “the Company”, “BXMT”, “we”, “us” or “our”, in connection with the solicitation of proxies to be voted at the 2019 annual meeting of stockholders, or the annual meeting. We are furnishing the proxy materials for the annual meeting electronically using the Internet through the mailing to our stockholders of a Notice of Internet Availability of Proxy Materials, or the Notice and Access Card. The proxy statement, proxy card and our 2018 annual report to stockholders will be distributed or made available to stockholders of record on or about April  22, 2019.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

In this section of the proxy statement, we answer some common questions regarding our 2019 annual meeting and the voting of shares at the meeting.

Where and when will the annual meeting be held?

The meeting will be held at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 at 9:00 a.m., Eastern Daylight Time, on Wednesday, June 19, 2019.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?

The United States Securities and Exchange Commission, or the SEC, has approved “Notice and Access” rules relating to the delivery of proxy materials over the Internet. These rules permit us to furnish proxy materials, including this proxy statement and our annual report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive paper copies of the proxy materials unless they request them. Instead, the Notice and Access Card, which will be mailed to our stockholders, provides instructions regarding how you may access and review all of the proxy materials on the Internet. The Notice and Access Card also instructs you as to how you may authorize your proxy via the Internet or by telephone. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials printed on the Notice and Access Card.

Can I vote my shares by filling out and returning the Notice and Access Card?

No. The Notice and Access Card identifies the items to be voted on at the annual meeting, but you cannot vote by marking the Notice and Access Card and returning it. The Notice and Access Card provides instructions on how to authorize your proxy via the Internet or by telephone or vote in person at the annual meeting or to request a paper proxy card, which will contain instructions for authorizing a proxy by the Internet, by telephone or by returning a signed paper proxy card.

How do I vote my shares in person at the annual meeting?

First, you must satisfy the requirements for admission to the annual meeting (see below). Then, if you are a stockholder of record as of the close of business on April 12, 2019, and prefer to vote your shares at the annual meeting, you must bring proof of identification along with your Notice and Access Card or proof of stock ownership. You may vote shares held in “street name” at the annual meeting only if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares. Obtaining a legal proxy may take several days.

Even if you plan to attend the annual meeting, we encourage you to authorize a proxy to vote your shares in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the annual meeting.

Do I need a ticket to be admitted to the annual meeting?

You will need your proof of identification along with either your Notice and Access Card or proof of stock ownership to enter the annual meeting. If your shares are held beneficially in the name of a bank, broker or other holder of record and you wish to be admitted to attend the annual meeting, you must present proof of your stock ownership, such as a bank or brokerage account statement.

Do I also need to present identification to be admitted to the annual meeting?

Yes, all stockholders must present a form of personal identification in order to be admitted to the annual meeting.

NO CAMERAS, RECORDING EQUIPMENT, ELECTRONIC DEVICES, LARGE BAGS, BRIEFCASES OR PACKAGES WILL BE PERMITTED AT THE ANNUAL MEETING.

What am I voting on?

There are four proposals scheduled to be considered and voted on at the annual meeting:

•	Proposal 1: Election of eight director nominees listed herein;

•	Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2019;

•	Proposal 3: Non-binding vote on executive compensation of our named executive officers; and

•	Proposal 4: Non-binding vote on the frequency of future advisory votes on executive compensation.

Who can vote?

You can vote your shares of class A common stock if our records show that you were the owner of the shares as of the close of business on April 12, 2019, the record date determining the stockholders who are entitled to vote at the annual meeting. As of April 12, 2019, there were a total of 125,666,550 shares of our class A common stock outstanding and entitled to vote at the annual meeting. You have one vote for each share of class A common stock that you own. Votes may not be cumulated in the election of directors.

What constitutes a quorum?

We will convene the annual meeting if stockholders representing the required quorum of shares of class A common stock entitled to vote either sign and return their paper proxy cards, authorize a proxy to vote electronically or telephonically or attend the meeting. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter will constitute a quorum. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you fail to vote as indicated in the proxy materials. Broker non-votes and abstentions will also be considered present for the purpose of determining whether we have a quorum.

What is the required vote for approval of each proposal?

Proposal 1: Election of eight director nominees listed herein. A plurality of all the votes cast on such election at the annual meeting is required for the election of each nominee for director. Plurality voting simply means that the number of candidates getting the highest number of affirmative votes cast at the annual meeting will be elected. Neither a properly executed proxy marked “withhold” nor “broker non-votes” will affect the outcome of this proposal.

Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2019. A majority of the votes cast on the proposal at the annual meeting is required for the auditor ratification proposal. Abstentions and “broker non-votes”, if any, will not affect the outcome of this proposal. As described below, brokerage firms can vote your uninstructed shares on this proposal.

Proposal 3: Non-binding vote on executive compensation of our named executive officers. A majority of the votes cast on the proposal at the annual meeting is required to approve the non-binding vote on executive compensation. Neither abstentions nor “broker non-votes” will affect the outcome of this proposal.

Proposal 4: Non-binding vote on the frequency of future advisory votes on executive compensation. A majority of the votes cast on the proposal at the annual meeting is required to approve the non-binding vote on the frequency of future advisory votes on executive compensation. Neither abstentions nor “broker non-votes” will affect the outcome of this proposal. In the event that no option receives a majority of the votes cast, our board of directors will consider the option that receives the highest number of votes as the recommended choice of the stockholders.

What is a “broker non-vote”?

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Brokerage firms have the authority under the New York Stock Exchange, or NYSE, rules to cast votes on certain “routine” matters if they do not receive instructions from their customers. The ratification of the appointment of Deloitte & Touche LLP as our independent auditors is considered a “routine” matter for which brokerage firms may vote shares for which they did not receive instructions from beneficial owners. All other items on this year’s ballot are “non-routine” matters under the NYSE rules for which brokers may not vote absent voting instructions from the beneficial owner.

How do I authorize a proxy to vote my shares?

Follow the instructions on the Notice and Access Card to authorize a proxy to vote your shares electronically via the Internet or by telephone. If you requested a paper copy of our proxy materials, follow the instructions printed on the paper proxy card to authorize a proxy to vote via the Internet, by telephone or by completing and returning the paper proxy card. The individuals named and designated as proxies will vote your shares as you instruct. You have the following choices in voting electronically, by telephone or by paper proxy card:

•	You may authorize a proxy to vote your shares on each proposal, in which case your shares will be voted in accordance with your choices.

•	In voting on directors, you can either authorize a proxy to vote “FOR” each director nominee or “WITHHOLD” your vote on all or certain director nominees specified by you.

•	You may authorize a proxy to vote “FOR”, “AGAINST” or “ABSTAIN” on the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2019.

•	You may authorize a proxy to vote “FOR”, “AGAINST” or “ABSTAIN” regarding the non-binding vote on executive compensation of our named executive officers.

•	You may authorize a proxy to vote for every “THREE YEARS” “TWO YEARS”, “ONE YEAR” or “ABSTAIN” regarding the non-binding vote on the frequency of future advisory votes on executive compensation.

If you submit a signed proxy without indicating your vote on any matter, the designated proxies will vote to elect all eight nominees as directors, approve the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2019, approve the non-binding vote on executive compensation of our named executive officers and approve the non-binding vote on a one year frequency of future advisory votes on executive compensation.

How can I authorize a proxy to vote over the Internet or by telephone?

To authorize a proxy to vote electronically via the Internet, go to www.proxydocs.com/BXMT and follow the instructions. Please have your Notice and Access Card in hand when accessing the website, as it contains a 12-digit control number required to vote.

If you have access to a touch-tone telephone, you may authorize your proxy by dialing (866) 286-2946 and following the recorded instructions. You will need the 12-digit control number included on your Notice and Access Card or your proxy card in order to vote by telephone.

If you requested a paper copy of our proxy materials, in order to authorize a proxy to vote by telephone or over the Internet, you must either call the toll-free number reflected on the paper proxy card or go to www.proxydocs.com/BXMT and follow the instructions. Please have your paper proxy card in hand when calling the toll-free number or accessing the website, as it contains a 12-digit control number required to vote.

You can authorize a proxy to vote via the Internet or by telephone at any time prior to 11:59 p.m., Eastern Daylight Time, June 18, 2019, the day before the annual meeting.

What do I do if my shares are held in “street name”?

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The Notice and Access Card or proxy materials, if you elected to receive a hard copy, has been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting.

What if other matters come up at the annual meeting?

At the date this proxy statement went to press, we did not know of any matters to be properly presented at the annual meeting other than those referred to in this proxy statement. If other matters are properly presented at the meeting or any postponement or adjournment thereof for consideration, and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Can I change my vote or revoke my proxy after I authorize my proxy?

Yes. At any time before the vote on a proposal, you can change your vote either by:

•	executing or authorizing, dating and delivering to us a new proxy with a later date that is received no later than June 18, 2019;

•	voting again via the Internet or by telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Daylight Time, on June 18, 2019;

•	sending a written statement revoking your proxy card to our Corporate Secretary or any corporate officer of the Company, provided such statement is received no later than June 18, 2019; or

•	by attending the annual meeting, revoking your proxy and voting your shares in person.

Your attendance at the annual meeting will not, by itself, revoke a proxy previously authorized by you. We will honor the proxy card or authorization with the latest date.

Proxy revocation notices should be sent to Blackstone Mortgage Trust, Inc., 345 Park Avenue, 42nd Floor, New York, New York 10154, Attention: Secretary. New paper proxy cards should be sent to Mediant Communications, P.O. Box 8035, Cary, North Carolina 27512-9916.

Who will count the votes?

Representatives of Mediant Communications will count the votes and will serve as the independent inspector of election.

Who pays for this proxy solicitation?

We do. In addition to sending you these proxy materials, some of the employees of an affiliate of BXMT Advisors L.L.C., a Delaware limited liability company, or our Manager, may contact you by telephone, by mail or in person. None of these employees will receive any extra compensation for doing this.

PROPOSAL 1 — ELECTION OF DIRECTORS

There are currently eight members of the board of directors. On April 17, 2019, the board of directors, upon recommendation of its corporate governance committee, unanimously nominated the eight directors listed below for re-election to the board of directors at the annual meeting. All of the nominees are willing to serve as directors but, if any of them should decline or be unable to act as a director, the individuals designated in the proxy cards as proxies will exercise the discretionary authority provided to vote for the election of such substitute nominee selected by our board of directors, unless the board of directors alternatively acts to reduce the size of the board of directors or maintain a vacancy on the board of directors. The board of directors has no reason to believe that any such nominees will be unable or unwilling to serve.

Nominees for Election as Directors

The names, ages as of April 22, 2019 and existing positions with us of the nominees are as follows:

Name	Age	Office or Position Held
Michael B. Nash	58	Executive Chairman of the Board of Directors
Stephen D. Plavin	59	Chief Executive Officer, President and Director
Leonard W. Cotton	69	Director
Thomas E. Dobrowski	75	Director
Martin L. Edelman	77	Director
Henry N. Nassau	64	Director
Jonathan L. Pollack	42	Director
Lynne B. Sagalyn	71	Director

The name, principal occupation for the last five years, selected biographical information and the period of service as our director of each of the nominees are set forth below.

Michael B. Nash has been a director since 2012 and is the Executive Chairman of the board of directors. Mr. Nash is a senior managing director of The Blackstone Group L.P. or Blackstone, and the co-founder and chairman of Blackstone Real Estate Debt Strategies, or BREDS. He is also a member of the Investment Committee for both BREDS and Blackstone Real Estate. Mr. Nash is also the chairman of the board of the Blackstone Real Estate Income Fund complex. Mr. Nash served as a member of the board of directors of Hudson Pacific Properties, Inc. (NYSE: HPP) until March 2019 and also served as a member of the board of directors of La Quinta Holdings Inc. (NYSE: LQ) until June 2015 and Landmark Apartment Trust of America, Inc. until January 2016. Before joining Blackstone in 2007, Mr. Nash was with Merrill Lynch from 1997 to 2007 where he led the firm’s Real Estate Principal Investment Group — Americas. Prior to joining Merrill Lynch, Mr. Nash was a Senior Vice President at Barclays Bank, where he worked from 1991 to 1997 in the bank’s loan restructuring group. Prior to Barclays, he originated and structured real estate loans for Bank of Nova Scotia. Additionally, Mr. Nash worked at Deloitte & Touche LLP serving brokerage and other institutional clients. Mr. Nash graduated from State University of New York at Albany with a B.S. in Accounting and received an M.B.A. from the Stern School of Business at New York University. We believe Mr. Nash’s extensive experience with, and strong record of success in investing in, real estate-related assets provides our board of directors with valuable insights into developments in our industry.

Stephen D. Plavin has served as one of our directors and as our President and Chief Executive Officer since December 2009. Mr. Plavin is also a senior managing director of Blackstone and a member of the Investment Committee for both BREDS and Blackstone Real Estate. Before joining Blackstone, Mr. Plavin was the chief executive officer of Capital Trust, Inc., or Capital Trust, whose wholly owned manager was acquired by Blackstone in December 2012. Prior to joining Capital Trust in 1998, Mr. Plavin was co-head of Global Real Estate for The Chase Manhattan Bank and Chase Securities Inc., or Chase. During his tenure at Chase, from 1984 to 1998, Mr. Plavin also led business units responsible for commercial real estate loan origination, syndication, structured finance, portfolio management and real estate owned sales. Mr. Plavin received a B.A. in English from Tufts University and an M.B.A. in Finance, Accounting and Marketing from the J.L. Kellogg Graduate School of Management at Northwestern University. Mr. Plavin is a member of the board of directors of Omega Healthcare Investors, Inc. (NYSE: OHI) and served on the board of directors of WCI Communities, Inc. (NYSE: WCIC) from 2009 to 2017. Mr. Plavin’s experience and background as a senior member of our Company’s management since 1998 has provided him with valuable knowledge of and experience with our business, which we believe positions him to contribute to our board’s oversight functions.

Leonard W. Cotton has been a director since 2014. Mr. Cotton is the former vice chairman of Centerline Capital Group (a position he held from 2006 to 2008). He was also on the executive committee of the Commercial Real Estate Finance Council, or CREFC, from 2001 to 2010 and was president of CREFC from 2007 to 2008. Mr. Cotton previously served as chairman and chief executive officer of ARCap REIT (a position he held from 1995 to 2006), a real estate finance company acquired by Centerline Capital Group in 2006, and chairman and chief executive officer of ARCap REIT’s predecessor, REMICap. During his tenure at ARCap REIT, Mr. Cotton was instrumental in establishing ARCap REIT as a nationally recognized CMBS investor in subordinated bonds. From 1992 to 2002, Mr. Cotton was a president and partner in Harbour Realty Advisors, a real estate-related special situation investment and commercial property management company. Prior to joining Harbour Realty Advisors, Mr. Cotton was engaged in a number of real estate related entrepreneurial endeavors, including acting as consultant on real estate workout strategies and the development of high-end residential properties. Mr. Cotton also serves on the board of trustees of Bowdoin College. He started his career in 1972 with Citibank, working in commercial real estate lending and workout business units. He also served as an independent director of FundCore Institutional Income Trust Inc., a public unlisted mortgage REIT, from 2010 to 2012 and is a former board member of the Real Estate Roundtable. Mr. Cotton received an M.B.A. in Finance from Columbia University and a B.A. in American History from Bowdoin College. Mr. Cotton has significant experience in various aspects of commercial real estate, including lending, equity investment and development, which we believe gives him unique insight into our investment activities.

Thomas E. Dobrowski has been a director since 1998. Mr. Dobrowski has been retired from General Motors Asset Management, or GMAM, an investment manager for several pension funds of General Motors, its subsidiaries and affiliates, as well as for several third party clients, since October 2005. From December 1994 until his retirement, he was the managing director of real estate and alternative investments for GMAM. Mr. Dobrowski was a member of the board of directors and the audit committee of Equity Lifestyle Properties, Inc. (NYSE: ELS) from 1993 to 2017, and previously served as a director and member of the audit committee of Equity Office Properties Trust until its sale in 2007 and was a former director of Taubman Centers, Inc. (NYSE: TCO) and Red Roof Inns, Inc. Mr. Dobrowski had a long career as a senior investment officer for a major pension plan investor and oversaw the original investment made by GMAM into the Company, which we believe gives him unique insight into our investment activities.

Martin L. Edelman has been a director since 1997. Mr. Edelman is Of Counsel to Paul Hastings LLP, and prior thereto, Battle Fowler LLP. He is a director of Equity Commonwealth (NYSE: EQC) and Aldar Properties PJSC (ADX: ALDAR). He also served as a director of Advanced Micro Devices, Inc. (NASDAQ: AMD) from 2013 until 2017, Morgans Hotel Group Co. (NASDAQ: MHGC) from 2014 until 2015, Avis Budget Group, Inc. (NASDAQ: CAR) from 1997 until 2013 and Ashford Hospitality Trust, Inc. (NYSE: AHT) from 2003 until 2014. Mr. Edelman is a senior advisor to Mubadala Development Company, the strategic investment vehicle of the government of Abu Dhabi. He is on the boards of the Jackie Robinson Foundation, The Intrepid Fallen Heroes Fund and the Fisher House Foundation. Mr. Edelman has extensive commercial real estate industry experience and knowledge developed over his nearly 40 years of practicing law, which we believe provides us with valuable perspectives into developments in our industry.

Henry N. Nassau has been a director since 2003. Mr. Nassau has been the chief executive officer of Dechert LLP since July 2016 and a partner since September 2003 and was previously deputy chair of practice group management and the chair of the corporate and securities group for over ten years. Mr. Nassau was the chief operating officer of Internet Capital Group, Inc. (NASDAQ: ICGE), an Internet holding company, from December 2002 until June 2003, having previously served as managing director, general counsel and secretary since May 1999. Mr. Nassau was previously a partner at Dechert LLP from September 1987 to May 1999 and was chair of the firm’s business department from January 1998 to May 1999. At Dechert LLP, Mr. Nassau engages in the practice of corporate law, concentrating on mergers and acquisitions, public offerings, private equity and venture capital financing. Mr. Nassau also serves on the advisory board of RAF Industries, TL Ventures and Graham Partners. Mr. Nassau has significant professional experience as an officer of a public company and as an attorney and partner in a major law firm, which we believe allows him to make unique contributions in the area of corporate governance.

Jonathan L. Pollack has served as one of our directors since January 2016. Mr. Pollack is also a senior managing director of Blackstone and the Global Head of BREDS and a member of the Investment Committee for both BREDS and Blackstone Real Estate. Mr. Pollack is also chief executive officer and president of the Blackstone Real Estate Income Fund complex. Before joining Blackstone in 2015, Mr. Pollack was a managing director and Global Head of Commercial Real Estate, as well as Head of Risk for Structured Finance at Deutsche Bank. Mr. Pollack joined Deutsche Bank in 1999 from Nomura Group. He currently serves on the Board of Trustees of the East Harlem Tutorial Program. Mr. Pollack received a B.A. in Economics from Northwestern University. We believe Mr. Pollack’s extensive experience with, and strong record of success in investing in, real estate-related assets provides our board of directors with valuable insights into developments in our industry.

Lynne B. Sagalyn has been a director since 1997. Dr. Sagalyn is the Earle W. Kazis and Benjamin Schore Professor Emerita of Real Estate at Columbia Business School where she taught for more than twenty years and was the founding director of the Paul Milstein Center for Real Estate and the MBA Real Estate Program. Previously, Dr. Sagalyn held appointments at the University of Pennsylvania in both the School of Design (City Planning Department) and the Wharton School (Real Estate Department) and at the Massachusetts Institute of Technology (Department of Urban Studies and Planning). Dr. Sagalyn was vice chairman from 2010 to 2018 and is a member of the compensation committee of UDR, Inc. (NYSE: UDR), a self-administered REIT in the apartment communities sector, and on the Advisory Board of PRIME, a Morgan Stanley private equity fund. Dr. Sagalyn also serves as a member of the board of directors of Regional Plan Association of New York, as a member of the board of directors of The Skyscraper Museum, as a member of the Advisory Board of Olshan Properties and on the board of and as chair of the audit committee of the New York City Trust for Cultural Resources. She has also served on the New York City Board of Education Chancellor’s Commission on the Capital Plan. Through her prominent positions in graduate real estate programs of leading universities, we believe Dr. Sagalyn brings expertise in real estate and finance to our board and the audit committee, of which she is the chair.

VOTING RECOMMENDATION

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

The Board of Directors; Committees

Our business is managed by our Manager, subject to the oversight and direction of our board of directors. Our board of directors has eight members and is currently comprised of Messrs. Nash, Plavin, Cotton, Dobrowski, Edelman, Nassau and Pollack and Dr. Sagalyn.

Director Independence

Under our corporate governance guidelines and NYSE rules, the board of directors must be comprised of at least a majority of directors who qualify as “independent” directors. A director is not independent unless the board of directors affirmatively determines that he or she does not have a “material relationship” with us and the director must meet the bright-line test for independence set forth by the NYSE rules. Our corporate governance guidelines also require all members of the audit committee, the compensation committee and the corporate governance committee to be “independent” directors. Based upon its review, the board of directors has affirmatively determined that each of Messrs. Cotton, Dobrowski, Edelman and Nassau and Dr. Sagalyn is independent under all applicable criteria for independence set forth in the listing standards of the NYSE, including with respect to committee service.

In making its determination that Mr. Edelman is an independent director, the board of directors considered that he is of counsel to Paul Hastings LLP, a law firm that from time to time has served as counsel for the underwriters and placement agents in our public offering of securities and for certain lenders in our master repurchase facilities. We did not engage or directly compensate Paul Hastings LLP for any of the services that they provide to such underwriters, placement agents or lenders. Mr. Edelman was not involved in any of the legal representations that his firm participated in described above, and any compensation that he received as a result of his firm’s representations described above were indirect and de minimis.

Additionally, in making its determination that Mr. Nassau is an independent director, the board of directors considered that he is a partner and CEO at Dechert LLP, a law firm that from time to time has provided us with legal representation with respect to various matters and has served as counsel for certain lenders in our master repurchase facilities. Payments made by the Company to Dechert LLP were less than 1% of Dechert LLP’s annual consolidated gross revenues during its last completed fiscal year. Mr. Nassau was not involved in any of the legal representations that his firm participated in described above, and any compensation that he received as a result of his firm’s representation of the Company or the underwriters, placement agents or lenders in connection with our public offerings and repurchase facilities was indirect and de minimis.

Board of Directors Composition

The board of directors seeks to ensure that it is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow it to satisfy its oversight responsibilities effectively. In that regard, the corporate governance committee is responsible for recommending candidates for all directorships to be filled by the board of directors or by the stockholders at an annual or special meeting. In identifying candidates, the corporate governance committee will review all nominees for director in accordance with the requirements and qualifications contained in the corporate governance guidelines and, subject to the requirements in the Purchase Agreement (as defined below), recommend that the board of directors select those nominees whose attributes the corporate governance committee believes would be most beneficial to us. In identifying candidates for membership on the board of directors, the corporate governance committee takes into account (i) minimum individual qualifications, such as personal integrity and moral character, willingness to apply sound business judgment, industry knowledge or experience and an ability to work collegially with the other members of the board of directors and (ii) all other factors it considers appropriate. While our corporate governance guidelines do not include an express diversity policy, we note that Dr. Sagalyn, who has been one of our longest standing directors, was recruited in part with a gender diversity goal in mind. The corporate governance committee has previously utilized the services of professional search firms and has also sought referrals from other members of the board of directors, management, stockholders and other sources.

Our board of directors currently has four standing committees: an audit committee, a compensation committee, a corporate governance committee and an investment risk management committee. The current written charters for each of the audit committee, compensation committee and corporate governance committee are available on our website, www.blackstonemortgagetrust.com, under the “Investor Relations” tab by selecting “Corporate Governance.”

Audit Committee

The audit committee is currently comprised of Messrs. Cotton and Dobrowski and Dr. Sagalyn, with Dr. Sagalyn serving as the committee’s chairperson. All audit committee members meet the independence criteria and have the qualifications set forth in the listing standards of the NYSE and Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Each of Messrs. Cotton and Dobrowski is qualified as an audit committee financial expert within the meaning of Item 407(d)(5) of Regulation S-K under the Exchange Act, and our board of directors has determined that they each have the accounting and related financial management expertise within the meaning of the listing standards of the NYSE. The SEC has determined that the audit committee financial expert designation does not impose on a person with that designation any duties, obligations or liability that are greater than the duties, obligations or liability imposed on such person as a member of the audit committee of the board of directors in the absence of such designation.

The audit committee’s primary duties are described in the audit committee charter and include:

•	appointing, retaining, determining the compensation of, overseeing, evaluating and, where appropriate, replacing our independent registered public accounting firm;

•	overseeing the quality and integrity of the Company’s financial statements and internal controls;

•	assisting with the Company’s compliance with legal and regulatory requirements and overall risk management profile, including assisting the board’s oversight of the Company’s IT security program;

•	reviewing the Company’s transactions with related parties, including those with the Manager and/or affiliates of the Manager; and

•	preparing the report of the audit committee required by the rules of the SEC to be included in the Company’s annual stockholders’ meeting proxy statement.

The audit committee has adopted procedures for the processing of complaints relating to accounting, internal control and auditing matters in accordance with Rule 10A-3 under the Exchange Act. The audit committee oversees the review and handling of any complaints submitted pursuant to the foregoing procedures and of any whistleblower complaints subject to Section 21F of the Exchange Act.

Compensation Committee

The compensation committee is currently comprised of Messrs. Cotton, Edelman and Nassau and Dr. Sagalyn, with Mr. Nassau serving as the committee’s chairperson. All compensation committee members meet the independence criteria set forth in the listing standards of the NYSE.

We are externally managed by our Manager pursuant to the second amended and restated management agreement with our Manager, or the Management Agreement, and as of the date hereof we have no employees. Since December 19, 2012, our executive officers have not received any cash compensation from us or any of our subsidiaries for serving as executive officers. To the extent that we are responsible for paying the compensation and/or any other employee benefits of our executive officers and senior management, the compensation committee also oversees such compensation, including plans and programs relating to cash compensation, incentive compensation, equity-based awards and other benefits and perquisites, and administers any such plans or programs as required by the terms thereof.

In particular, the compensation committee’s primary duties are described in the compensation committee charter and include:

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to the extent that we are responsible for paying the compensation and/or any other employee benefits of our Chief Executive Officer, reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the performance of our Chief Executive Officer in light of those goals and objectives, and either as a committee or together with the other independent directors (as directed by our board of directors) to determine and approve our Chief Executive Officer’s compensation level based on this evaluation;

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determining the long-term incentive component, if any, of our Chief Executive Officer’s compensation that we are responsible for paying by considering, among other factors selected by the compensation committee, our performance and relative stockholder return, our Chief Executive Officer’s individual performance, including progress on strategic objectives, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to our Chief Executive Officer in past years;

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to the extent that we are responsible for paying incentive compensation and equity-based compensation to our employees or the employees of any external manager, considering the recommendations of our Chief Executive Officer with respect to non-chief executive officer management and key employee compensation and determining and approving such compensation;

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to the extent that we are responsible for paying incentive compensation and equity-based compensation to our employees or the employees of any external manager, reviewing and making recommendations to our board of directors with respect to incentive compensation plans and equity-based compensation plans or material changes to any such existing plans and discharging and administering any such plans as required by the terms thereof;

•	overseeing the preparation of the compensation discussion and analysis and related disclosures for inclusion in our annual report or proxy statement in accordance with the rules of the SEC;

•	preparing and approving any compensation committee report required to be included in our annual report or proxy statement in accordance with applicable SEC regulations;

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to the extent that we are responsible for sponsoring or managing executive compensation programs, periodically reviewing, as and when determined appropriate, executive compensation programs and total compensation levels;

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reviewing and making recommendations to our board of directors concerning compensation arrangements for members of our board of directors who are not employees of the Company, the Manager or any of its affiliates;

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in consultation with management, overseeing regulatory compliance with respect to compensation matters, including overseeing our policies on structuring compensation programs to preserve tax deductibility, and, as and when required or desired, establishing performance goals and confirming that performance goals have been attained;

•	reviewing and approving any severance or similar termination payments proposed to be made by the Company to any of our current or former executive officers; and

•	performing any other duties or responsibilities expressly delegated to the compensation committee by our board of directors from time to time relating to our compensation programs.

The compensation committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the sole authority to retain, on terms it deems appropriate, legal counsel and other experts or consultants as it deems appropriate, without obtaining the approval of our board of directors or management. The compensation committee shall have the sole authority to select and retain a compensation consultant to assist in the evaluation of chief executive officer compensation.

The compensation committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the committee. In particular, the committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the compensation committee who are “Non-Employee Directors” for the purposes of Rule 16b-3 under the Exchange Act, or qualified subcommittee. The compensation committee has established a qualified subcommittee for the purpose of approving equity grants.

Compensation Committee Interlocks and Insider Participation

The compensation committee is currently comprised of Messrs. Cotton, Edelman and Nassau and Dr. Sagalyn, none of whom were officers or employees of the Company during the fiscal year ended December 31, 2018, and none of whom had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K under the Exchange Act. None of our executive officers has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our board of directors or our compensation committee during the fiscal year ended December 31, 2018.

Corporate Governance Committee

The corporate governance committee is currently comprised of Messrs. Dobrowski and Nassau and Dr. Sagalyn, with Mr. Nassau serving as the committee’s chairperson. All corporate governance committee members meet the independence criteria set forth in the listing standards of the NYSE.

Among other things, the corporate governance committee identifies qualified individuals to become members of the board of directors, recommends to the board of directors individuals to be designated as nominees for election as directors at the annual meetings of stockholders, develops and recommends to the board of directors our corporate governance guidelines and oversees the annual review of the Management Agreement. More specifically, the corporate governance committee is responsible for reviewing, on an annual basis, the requisite skills and characteristics of individual members of the board of directors, as well as the composition of the board as a whole, in the context of our needs. The corporate governance committee will review all nominees for director, including those recommended by stockholders, in accordance with requirements and qualifications set forth in our corporate governance guidelines and will, subject to the requirements of the Purchase Agreement, recommend that the board of directors select those nominees whose attributes it believes would be most beneficial to us. This review involves an assessment of the personal qualities and characteristics, accomplishments and business reputation of director candidates. The corporate governance committee will assess candidates’ qualifications based on the following minimum criteria, which may be modified from time to time by the corporate governance committee:

•	demonstrated personal integrity and moral character;

•	willingness to apply sound and independent business judgment for the long-term interests of stockholders;

•	relevant business or professional experience, technical expertise or specialized skills;

•	personality traits and background that appear to fit with those of the other directors to produce a collegial and cooperative board responsive to the Company’s needs; and

•	ability to commit sufficient time to effectively carry out the substantial duties of a director.

Investment Risk Management Committee

The investment risk management committee is comprised of independent directors and currently consists of Messrs. Cotton, Dobrowski and Edelman, with Mr. Edelman serving as the committee’s chairperson. The investment risk management committee is currently responsible for the supervision of our Manager’s compliance with our investment guidelines and conducting periodic reviews of our loan and investment portfolio. In addition, any proposed investment (i) of more than 25% of our Equity (as defined in the Management Agreement) in any individual investment or (ii) in excess of $300.0 million requires the approval of a majority of the members of the investment risk management committee.

Meetings

Directors are expected to attend board meetings and meetings of the committees on which they serve, to spend the time needed and to meet as frequently as necessary, in order to properly discharge their responsibilities. Our board of directors conducts its business through meetings of the board of directors, actions taken by written consent in lieu of meetings and by actions of its committees. During the fiscal year ended December 31, 2018, the board of directors held ten meetings. During the fiscal year 2018, (i) the audit committee held four meetings, (ii) the compensation committee held three meetings, (iii) the corporate governance committee held one meeting and (iv) the investment risk management committee held five meetings. Each director, with the exception of Mr. Pollack, attended at least 75% of the combined number of meetings of the board of directors. Although Mr. Pollack attended less than 75% of such meetings, he is highly familiar with the topics discussed at such meetings by virtue of his position as the Global Head of BREDS and intensive involvement with the activities of our Manager. Specifically, Mr. Pollack contributed to the meeting topics and the content of meeting materials. Additionally, certain of the meetings missed by Mr. Pollack were ordinary course dividend declaration calls for which Mr. Pollack was involved in the dividend recommendations and expressed his support in advance of such calls.

We do not have a formal policy regarding attendance by directors at our annual meeting of stockholders but invite and encourage all directors to attend. We make every effort to schedule our annual meeting of stockholders at a time and date to permit attendance by directors, taking into account the directors’ schedules and the timing requirements of applicable law. All but one of our directors attended our last annual stockholders meeting, which was held on June 20, 2018. The meeting was routine in nature.

Executive Sessions

In accordance with applicable NYSE listing requirements, our non-management directors periodically hold executive sessions at which management is not present. Our corporate governance guidelines provide that the chairperson of the corporate governance committee, or if he or she is not present, any non-management independent director shall serve as such presiding director.

Board Leadership Structure and Role in Risk Oversight

Our board of directors benefits from the service of three members of the board who also serve in leadership and risk oversight roles at Blackstone: Michael B. Nash, the Co-Founder and Chairman of BREDS and a Senior Managing Director of Blackstone, serves as Executive Chairman of the board of directors; Stephen D. Plavin, a Senior Managing Director of Blackstone, serves as our Chief Executive Officer and President and as a member of the board of directors; and Jonathan L. Pollack, a Senior Managing Director of Blackstone and the Global Head of BREDS, is also a member of the board of directors. In his capacity as Executive Chairman of the board of directors, Mr. Nash leads the investment strategy of the Company with Mr. Plavin, who is responsible for managing the day-to-day operations of the Company as our Chief Executive Officer and President. We believe separating the Executive Chairman of the board of directors and the Chief Executive Officer positions is appropriate as it helps the board of directors meet its responsibilities of overseeing management and setting our strategic direction as well as fostering long-term value of the Company.

As with every business, we confront and must manage various risks including financial and economic risks related to the performance of our portfolio and how our investments have been financed. Pursuant to our charter and bylaws and the Maryland General Corporation Law, our business and affairs are managed under the direction of our board of directors. Our Manager is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for establishing broad corporate policies for our overall performance and for the direction and oversight of our risk management. Members of our board of directors keep informed of our business by participating in meetings of our board of directors and its committees, by reviewing analyses, reports and other materials provided to them by and through discussions with our Manager and our executive officers. In particular, we believe that our board of directors benefits from the valuable insights to developments in our industry provided by Messrs. Nash, Plavin and Pollack as a result of their active involvement in real estate-related investments at Blackstone.

In connection with their oversight of risks to our business, our board of directors and the audit committee consider feedback from our Manager concerning the risks related to our business, operations and strategies. The audit committee also assists the board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and, in accordance with NYSE requirements, discusses policies with respect to risk assessment and risk management. The compensation committee and the corporate governance committee assist the board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs and risks associated with board organization, membership and structure, succession planning and corporate governance. Our board of directors reviewed with the compensation committee its compensation policies and practices applicable to our Manager that could affect our assessment of risk and risk management. Following such review, our board of directors determined that our compensation policies and practices, pursuant to which we pay no cash compensation to our Manager’s officers and employees since they are compensated by our Manager or its affiliates, do not create risks that are reasonably likely to have a material adverse effect on us. Our board of directors also considered that while we may grant our officers, our Manager and affiliates of our Manager’s employees equity awards, such grants align their interests with our interests and do not create risks that are reasonably likely to have a material adverse effect on us. The investment risk management committee exercises the authority of the board of directors to supervise our Manager’s compliance with the investment guidelines approved by the board of directors and to approve any proposed investments in excess of the limits set forth in the investment guidelines described above.

With respect to cybersecurity risk oversight, our board of directors and/or our audit committee receive periodic reports and/or updates from management on the primary cybersecurity risks facing the Company and the Manager and the measures the Company and the Manager are taking to mitigate such risks. In addition to such periodic reports, our board of directors and/or our audit committee receive updates from management as to changes to the Company’s and the Manager’s cybersecurity risk profile or certain newly identified risks.

Corporate Governance

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our directors and employees (if any), and to all of the officers and employees of the Manager and its affiliates who provide services to us, including our principal executive officer and principal financial officer. Our code of business conduct and ethics, as it relates to employees of Blackstone, operates in conjunction with, and in addition to, the policies of our Manager and those of Blackstone. Our code of business conduct and ethics is designed to comply with SEC regulations and NYSE listing standards relating to codes of conduct and ethics. Our code of business conduct and ethics is available on our website, www.blackstonemortgagetrust.com, under the “Investor Relations” tab by selecting “Corporate Governance.”

Any waiver of the code of business conduct and ethics may be made only by our board or the audit committee and will be promptly disclosed as required by law or stock exchange regulations. Any modifications to the code of business conduct and ethics will be reflected on our website.

Corporate Governance Guidelines

We have also adopted corporate governance guidelines to advance the functioning of our board of directors and its committees and to set forth our board of directors’ expectations as to how it and they should perform its and their respective functions. Our corporate governance guidelines are available on our website, www.blackstonemortgagetrust.com, under the “Investor Relations” tab by selecting “Corporate Governance.”

Stockholder Ability to Amend Bylaws

In April 2019, our board of directors approved an amendment and restatement of the Company’s bylaws to allow our stockholders to amend the bylaws by the affirmative vote of a majority of the votes entitled to be cast on the matter by stockholders entitled to vote in the election of directors. Prior to this change, as permitted under Maryland law, our stockholders did not have the right to amend our bylaws. The board of directors’ decision to adopt this change to our bylaws was the result of extensive consideration and discussions that took into account many factors, including the Company’s commitment to strong corporate governance practices.

Stockholder Nominations and Communications Policy

Our board of directors has adopted policies with respect to the consideration of candidates recommended by stockholders for election as directors and stockholder and interested party communications with the board of directors.

Stockholders may recommend director nominees for consideration by the corporate governance committee by submitting the names and the following supporting information to our secretary at: Secretary, Stockholder Nominations, Blackstone Mortgage Trust, Inc., 345 Park Avenue, 42nd Floor, New York, New York 10154. The submissions should include a current resume and curriculum vitae of the candidate and a statement describing the candidate’s qualifications and contact information for personal and professional references. The submission should also include the name and address of the stockholder who is submitting the nominee, the number of shares that are owned of record or beneficially by the submitting stockholder and a description of all arrangements or understandings between the submitting stockholder and the candidate. Director nominees may be nominated by our stockholders in accordance with our bylaws and in accordance with the advance notice requirements contained in our bylaws. See “Stockholder Proposals For the 2020 Annual Meeting” for more information regarding the advance notice requirements contained in our bylaws.

Stockholders and other interested parties may communicate directly with our board of directors or the non-management directors. All communications should be in writing and should be directed to our secretary at: Secretary, Stockholder Communications, Blackstone Mortgage Trust, Inc., 345 Park Avenue, 42nd Floor, New York, New York 10154. The sender should indicate in the address whether it is intended for the entire board of directors, the non-management directors as a group or an individual director. Each communication intended for the board of directors or non-management directors received by the secretary will be forwarded to the intended recipients in accordance with the existing instructions.

Stockholder Engagement

We make a conscious effort to engage with our stockholders both during and outside the proxy season in order to have a better understanding of their perspectives on our Company, including by regularly attending investor conferences and holding one-on-one meetings and calls with stockholders and potential investors. Additionally, our management team regularly meets with our stockholders and potential stockholders to discuss, among other topics, our business, financial and operating performance and strategies, our corporate governance practices and executive compensation. We also regularly solicit feedback from our stockholders on governance-related matters, who have to date not expressed any material concerns. Furthermore, in 2018, we engaged a proxy solicitor to reach out to stockholders on our behalf to offer the opportunity to engage with us on topics of interest to them. This dialogue has helped inform the board’s decision-making and ensures our interests remain well-aligned with those of our stockholders.

Corporate Social Responsibility

We are a real estate finance company that originates senior loans collateralized by commercial real estate and we do not own real property nor have employees. Our executive officers are senior Blackstone Real Estate professionals and the management of our day-to day operations is provided by our Manager, which is a part of Blackstone’s alternative asset management business. From its founding, Blackstone has dedicated itself to being a responsible corporate citizen. You can learn more about Blackstone’s commitment to being a responsible global citizen at its website www.blackstone.com under “Our Impact” and “Corporate Social Responsibility.” The information contained on, or accessible from, Blackstone’s website is not part of this proxy statement by reference or otherwise.

Executive and Senior Officers

The following sets forth the positions, ages as of April 22, 2019 and selected biographical information for our executive officers and senior officers. Mr. Plavin’s biographical information is provided in the section of this Proxy Statement entitled “Proposal 1 — Election of Directors.”

Name	Age	Office or Position Held
Stephen D. Plavin	59	Chief Executive Officer, President and Director
Douglas N. Armer	44	Executive Vice President, Capital Markets and Treasurer
Katie Keenan	34	Executive Vice President, Investments
Anthony F. Marone, Jr.	36	Chief Financial Officer and Assistant Secretary
Thomas C. Ruffing	58	Managing Director, Head of Asset Management
Weston Tucker	38	Senior Managing Director, Head of Investor Relations
Leon Volchyok	35	Managing Director, Head of Legal and Compliance and Secretary

Douglas N. Armer has served as our Executive Vice President, Capital Markets since January 2019 and has served as our Treasurer since September 2013 and as our Managing Director, Head of Capital Markets from September 2013 to January 2019. He is also a managing director of Blackstone and of BREDS and is a member of our Manager’s Investment Committee. Before joining Blackstone in 2012, Mr. Armer was a managing director of Capital Trust, whose wholly owned investment management business was acquired by Blackstone in December 2012. As a managing director at Capital Trust, Mr. Armer was responsible for the firm’s capital markets and finance activities encompassing equity, debt and strategic transactions, as well as oversight of regulatory matters. Prior to joining Capital Trust in 2004, Mr. Armer was responsible for developing the India-based capital markets group of Global Realty Outsourcing. Previously Mr. Armer held positions in investment banking at Gerard Klauer Mattison and at PaineWebber Commercial Real Estate Securities. Mr. Armer holds a B.A. in Political Science, magna cum laude, from the University of Rochester, where he was inducted into the Phi Beta Kappa honor society.

Katie Keenan has served as our Executive Vice President, Investments since January 2019. Ms. Keenan is also a managing director of Blackstone and of BREDS, where she originates and acquires senior and subordinate real estate debt investments across property types and markets. Before joining Blackstone in 2012, Ms. Keenan was a Vice President at G2 Investment Group, focusing on real estate and private equity investment activities. Prior to that, she was an Associate at Lubert-Adler Real Estate Funds and previously was an Analyst in the Real Estate Investment Banking Group at Lehman Brothers. Ms. Keenan graduated cum laude with an A.B. in History from Harvard College. She sits on the Leadership Committee of NYPEN Real Estate and is a member of WX.

Anthony F. Marone, Jr. has served as our Chief Financial Officer and Assistant Secretary since March 2016 and has served as our principal accounting officer since September 2013 and as our controller from 2008 until

October 2015. Mr. Marone is also a managing director of Blackstone and the chief financial officer of BREDS, which encompasses all of Blackstone’s commercial real estate debt investment vehicles, including the Company. He also serves as chief financial officer and treasurer of the Blackstone Real Estate Income Fund complex. Before joining Blackstone in 2012, Mr. Marone was a vice president and controller of Capital Trust, whose wholly owned investment management business was acquired by Blackstone in December 2012. Previously, Mr. Marone worked in the Real Estate Assurance practice of PricewaterhouseCoopers LLP, where he provided audit and other assurance services to various real estate companies. Mr. Marone received a B.S. and an M.B.A. from Rutgers University and is a Certified Public Accountant and Chartered Global Management Accountant.

Thomas C. Ruffing has served as our Managing Director, Head of Asset Management, since February 2013. Mr. Ruffing previously served as our chief credit officer since July 2006. Mr. Ruffing is also a managing director of Blackstone and a managing director of BREDS. Before joining Blackstone in 2012, Mr. Ruffing was also chief credit officer of Capital Trust, whose wholly owned investment management business was acquired by Blackstone in December 2012. Prior to joining Capital Trust, Mr. Ruffing worked at JP Morgan Chase in the Real Estate & Lodging Investment Banking Group. Mr. Ruffing’s responsibilities included structured corporate real estate finance transactions, major asset property sales and the restructuring and workout of real estate loans. Mr. Ruffing holds a B.S. and an M.E. in Mechanical Engineering from the University of Virginia and an M.B.A. from Columbia Business School.

Weston Tucker has served as our Senior Managing Director, Head of Investor Relations since March 2019 and prior to that served as our Managing Director, Head of Investor Relations from 2013 to March 2019. Mr. Tucker is also senior managing director and head of investor relations for Blackstone. Since joining Blackstone in 2007, Mr. Tucker’s primary responsibility has been managing Blackstone’s interface with public shareholders and the equity analyst community. Before joining Blackstone in 2007, Mr. Tucker was an equity research analyst for JPMorgan, covering the telecom and cable sectors. He began his career at AT&T, where he worked in a variety of finance roles including investor relations and communications, as well as corporate development. Mr. Tucker graduated summa cum laude with a B.S. in Business Administration from The Ohio State University.

Leon Volchyok has served as our Managing Director, Head of Legal and Compliance and Secretary since March 2019 and prior to that served as our Head of Legal and Compliance and Secretary since January 2016. Mr. Volchyok is a managing director of Blackstone Real Estate. Mr. Volchyok plays a key role in the structuring, launch and operations of Blackstone Real Estate’s public vehicles, handles the legal affairs for BREDS and is involved in a number of other initiatives throughout the business. Mr. Volchyok was instrumental in launching and co-leads Blackstone’s Mexican CERPI, a market leading public platform through which the Mexican pension plans (AFOREs) invest in Blackstone funds. Mr. Volchyok also serves as chief legal officer, chief compliance officer and secretary for each of Blackstone Real Estate Income Trust, Inc. and the Blackstone Real Estate Income Fund complex. Prior to joining Blackstone in 2013, Mr. Volchyok was a senior associate in the Real Estate Capital Markets group at Proskauer Rose LLP, where he specialized in capital markets transactions and general securities law and corporate governance matters, with a focus on REITs and other real estate companies. Mr. Volchyok received a B.B.A. from Baruch College — Zicklin School of Business and a J.D. from Fordham Law School.

COMPENSATION COMMITTEE REPORT

Our compensation committee has furnished the following report. The information contained in this “Compensation Committee Report” is not to be deemed “soliciting material” or “filed” with the SEC, nor is such information to be incorporated by reference into any future filings under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that we specifically incorporate it by reference into such filings.

Our compensation committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K of the Exchange Act with management.

Based on such review and discussions, our compensation committee recommended to our board that the “Compensation Discussion and Analysis” be included in this proxy statement.

Submitted by the Compensation Committee of the Company’s Board of Directors:

Henry N. Nassau (Chair) Leonard W. Cotton Martin L. Edelman Lynne B. Sagalyn

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis describes our compensation program, objectives and policies for our Chief Executive Officer, Chief Financial Officer and our other “named executive officers,” as such term is defined in Item 402(a) of Regulation S-K of the Exchange Act, or our Named Executive Officers, for our fiscal year ended December 31, 2018, or fiscal 2018.

Our Named Executive Officers for fiscal 2018 were:

•	Stephen D. Plavin, our Chief Executive Officer, President and Director;

•	Douglas N. Armer, our Executive Vice President, Capital Markets and Treasurer;

•	Anthony F. Marone, Jr., our Chief Financial Officer and Assistant Secretary; and

•	Thomas C. Ruffing, our Managing Director, Head of Asset Management.

Overview of Compensation Program and Philosophy

Since the consummation of the sale of our investment management and special servicing business on December 19, 2012, or the Investment Management Business Sale, we have been externally managed and advised by our Manager pursuant to the Management Agreement and, as a result, our executive officers no longer receive cash compensation from us.

Our Manager is a part of Blackstone’s alternative asset management business, which includes the management of investment vehicles focused on private equity, real estate, public debt and equity, non-investment grade credit, real assets, and secondary funds, all on a global basis. Through its different businesses, Blackstone had total assets under management of approximately $472.2 billion as of December 31, 2018. In connection with the performance of its duties, we believe our Manager benefits from the resources, relationships, and expertise of the 479 professionals in Blackstone’s global real estate group, which is one of the largest real estate investment managers in the world with $136.2 billion of investor capital under management representing approximately $272.6 billion of debt and equity investments as of December 31, 2018. This includes the BREDS business, of which our Manager is a part, which had 104 dedicated professionals, including 14 investment professionals based in London and Australia, and $17.5 billion of investor capital as of December 31, 2018. Our Manager’s Investment Committee consists of, among others, Blackstone Real Estate’s global co-heads and the global head and global chairman of BREDS.

Our Manager provides the day-to-day management of the Company’s operations. Our Chief Executive Officer, Chief Financial Officer, and other executive officers are senior Blackstone Real Estate professionals and we do not have any employees. Because our Management Agreement provides that our Manager is responsible for managing our affairs, our executive officers for fiscal year 2018 do not currently receive any cash compensation from us or any of our subsidiaries for serving as our executive officers. Additionally, the Management Agreement does not require our Named Executive Officers to dedicate a specific amount of time to fulfilling our Manager’s obligations to us under the Management Agreement and does not require a specified amount or percentage of the fees paid to the Manager to be allocated to the Named Executive Officers. Our Manager does not compensate its employees specifically for such services because these individuals also provide investment management and other services to other investment vehicles that are sponsored, managed or advised by affiliates of our Manager. As a result, our Manager has informed us that it cannot identify the portion of the compensation awarded to our Named Executive Officers by our Manager that relates solely to their services to us. Accordingly, we are unable to provide complete compensation information for any of our Named Executive Officers, including our Chief Executive Officer, as the total compensation of our Named Executive Officers reflects the performance of all the investment vehicles for which these individuals provide services, including, but not limited to, us.

For context of our Named Executive Officers’ compensation, our Manager paid our Named Executive Officers aggregate base salary, cash bonus and Company incentive fee participation payments of $6.5 million during fiscal year 2018, which amount represented 9.2% of the management and incentive fees we paid to our Manager in 2018. This aggregate compensation amount excludes (i) incentive payments to our Named Executive Officers by affiliates of our Manager specifically related to the performance of other investment vehicles that are sponsored, managed or advised by affiliates of our Manager, (ii) equity grants of Blackstone common units by affiliates of our Manager to our Named Executive Officers, and (iii) the compensation, disclosed in the Summary Compensation Table on page 24, paid by us directly to our Named Executive Officers during fiscal year 2018, including equity grants of our restricted class A common stock.

We do not determine the cash compensation payable by our Manager to our Named Executive Officers. Our Manager and its affiliates determine the salaries, bonuses and other wages earned by our Named Executive Officers from our Manager and its affiliates. Our Manager and its affiliates also determine whether and to what extent our Named Executive Officers will be provided with employee benefit plans. We do not have employment agreements with our Named Executive Officers, we do not provide pension or retirement benefits, perquisites or other personal benefits to our Named Executive Officers and we do not have arrangements to make payments to our Named Executive Officers upon their termination or in the event of a change in control of the Company.

Our Manager and its affiliates compensate their employees, including our Named Executive Officers, in accordance with the Blackstone compensation philosophy. The compensation of senior employees at Blackstone, including our Named Executive Officers, is primarily composed of (a) annual cash bonus payments tied to the performance of the applicable business unit(s) in which such employee works, (b) performance interests/compensation (composed primarily of carried interest and/or incentive fee interests) tied to the performance of the investments made by the funds and other investment vehicles in the business unit in which such employee works or for which he or she has responsibility, including the Company, (c) deferred equity awards reflecting the value of Blackstone’s common units and/or our class A common stock and (d) additional cash payments and equity awards tied to extraordinary performance of such employee or other circumstances (for example, if there has been a change of role or responsibility). Base salary, which is the fixed element of Blackstone’s senior employee compensation philosophy, generally represents a significantly lesser component of an employee’s total compensation. Blackstone believes that the appropriate combination of annual cash bonus payments and performance interests or deferred equity awards encourages their senior employees, including our Named Executive Officers, to focus on the underlying performance of their investments, as well as the overall performance of the firm and the Company. To that end, the primary form of compensation to Blackstone’s senior employees, including our Named Executive Officers, is variable, performance-based compensation. For 2018, our Named Executive Officers’ compensation from Blackstone, in the aggregate, was apportioned 18.9% to fixed compensation and 81.1% to performance-based compensation.

While we may not pay our Named Executive Officers any cash compensation, we pay our Manager the management and incentive fees described under the heading “Transactions With Related Persons, Promoters and Certain Control Persons — Investment Management Business Sale and Related Matters” and, in the discretion of the compensation committee of our board of directors, we may also grant our Manager and our Named Executive Officers equity awards pursuant to our equity compensation plans. The management and incentive fees compensate our Manager for the services that it provides to the Company and the equity grants serve to further align the interests of our Manager and our Named Executive Officers with that of the Company and mitigate the possibility of excessive risk taking. As of December 31, 2018, our consolidated balance sheet included $18.6 million of accrued management and incentive fees payable to our Manager. During the year ended December 31, 2018, we paid $70.5 million of management and incentive fees to our Manager. In addition, during the year ended December 31, 2018, we reimbursed our Manager for $836,000 of expenses incurred on our behalf.

The corporate governance committee evaluates the performance of our Manager on an annual basis, in light of the goals and objectives of the Company and the terms of the Management Agreement, and reports its views regarding the performance of our Manager to the board of directors. The board of directors reviews the

Company’s long-term strategic plan and the fundamental factors affecting the Company’s successful operation of its business, including the management and performance of the Company’s business in light of the goals and objectives of the Company and the terms of the Management Agreement during at least one meeting a year.

Role of Compensation Committee

Currently, we do not have any employees and our executive officers do not receive any cash compensation from us or any of our subsidiaries for serving as executive officers. Accordingly, our compensation committee does not currently make any recommendations regarding the base salaries and target bonus levels of our Named Executive Officers. Our compensation committee reviews and approves the equity based awards to be paid or made by us to our Named Executive Officers based on recommendations from the Company’s Chief Executive Officer and outside compensation consultants. The compensation committee also oversees risk when it considers granting equity awards to the Manager under the Management Agreement.

Role of Compensation Consultant

The compensation committee engaged the services of a compensation consultant, FPL Associates, L.P., or FPL, to review and advise the compensation committee regarding the terms of the Blackstone Mortgage Trust, Inc. 2018 Stock Incentive Plan, or the 2018 Stock Plan, and the Blackstone Mortgage Trust, Inc. 2018 Manager Incentive Plan, or the 2018 Manager Plan, and the equity awards to be made pursuant to such plans. In addition, in 2018, the compensation committee engaged FPL to review and advise the compensation committee regarding the size of the Company’s equity award pool for 2018. FPL has no other relationships with the Company and is considered an independent third party advisor. At the time of the engagement of FPL in 2018, the compensation committee reviewed FPL’s independence and determined that FPL’s work for the compensation committee did not raise any conflict of interest pursuant to the SEC and NYSE rules.

Role of Executive Officers

The compensation committee is responsible for approving compensation by us for our Named Executive Officers. Our Chief Executive Officer annually reviews the financial performance of the Company, current market conditions and the performance of each executive officer of the Company and based on these reviews, provides a recommendation regarding the appropriate equity based grants, if any, to be presented to the compensation committee for approval.

Say-On-Pay Vote

At our 2018 annual meeting of stockholders, we provided our stockholders with the opportunity to vote to approve, on a non-binding advisory basis, our executive compensation. More than 97% of the votes cast at our 2018 annual meeting of stockholders voted to approve our executive compensation as described in our proxy statement for the 2018 annual meeting of stockholders. The compensation committee reviewed the results of this advisory “say-on-pay” vote and considered it in determining specific award amounts granted to our Named Executive Officers for 2018. The compensation committee will also carefully consider future stockholder votes on this matter, along with other expressions of stockholder views it receives on specific policies and desirable actions.

Equity-Based Compensation

The compensation committee may, from time to time pursuant to our 2018 Stock Plan, grant our Named Executive Officers equity-based awards, including stock options, restricted shares of our class A common stock, restricted stock units, stock appreciation rights and other equity-based awards. These awards are designed to align the interests of our Named Executive Officers with those of our stockholders, by allowing our Named Executive Officers to share in the creation of value for our stockholders through capital appreciation and dividends. These equity awards are generally subject to vesting requirements over a number of years, and are designed to promote the retention of management and achievement of strong performance for the Company. These awards provide a further benefit to us by enabling our Manager to attract, motivate and retain talented individuals to serve as our executive officers. The compensation committee reviews the recommendations from the Company’s Chief Executive Officer and outside compensation consultants in determining the appropriate size of the equity award for each executive officer. These recommendations take into account the financial performance of the Company during the prior fiscal year, current market conditions, the performance of each executive officer and the desire to continue to align the interests of each of our executive officers with our stockholders.

In 2018, the compensation committee considered a number of individual performance factors that are described below in determining the size of the equity awards granted to each of our Named Executive Officers. There was no specific numerical value given to any individual factor and each factor was considered in light of the other factors noted along with any additional information available to the compensation committee at the time, including market conditions in general. The compensation committee applied its business judgment in assessing the extent to which each Named Executive Officer met his objectives. The key factors that the compensation committee considered in making its determination with respect to Mr. Plavin were his performance as Chief Executive Officer and President of the Company, his role in overseeing the financial performance and investing activity of the Company, and his leadership in regard to the strategic direction of the Company. The key factors that the compensation committee considered in making its determination with respect to Mr. Armer were his performance as the Head of Capital Markets of the Company, his guidance and management of key operational, financing and investment activities of the Company, his oversight of the capital structure of the Company, his role in executing the Company’s strategic direction and his support in investor relations initiatives. The key factors that the compensation committee considered in making such determination with respect to Mr. Marone were his performance as Chief Financial Officer of the Company and his leadership and oversight of its finance, treasury, and operations functions. The key factors that that the compensation committee considered in making its determination with respect to Mr. Ruffing were his performance as Head of Asset Management of the Company and his asset management and administration of the Company’s investments.

After completing its review of the recommendation of the Chief Executive Officer, the financial performance of the Company, market conditions and the achievement of the individual performance factors of each Named Executive Officer, in 2018, the Company granted 48,000 restricted shares of class A common stock to Mr. Plavin, 19,000 restricted shares of class A common stock to Mr. Armer, 9,250 restricted shares of class A common stock to Mr. Marone, and 4,500 restricted shares of class A common stock to Mr. Ruffing, which in each case vest (i) with respect to one-sixth of the award, on the date that is six months and one day after the date of grant, or the Initial Vesting Date, and (ii) with respect to the remainder of the award, in equal quarterly installments over ten quarters after the Initial Vesting Date.

During 2018, the Compensation Committee adopted a retirement vesting policy with respect to equity awards. Specifically, as the 2018 Stock Plan provides for the forfeiture of the unvested portion of an award upon a participant’s (as defined in the 2018 Stock Plan) termination of employment, the Compensation Committee determined to adopt a retirement vesting policy to encourage and reward our executives’ continued focus and energy as they near retirement. Under the retirement vesting policy, the Compensation Committee may, on a case-by-case basis, allow participants whose termination of employment would constitute a retirement (as defined below) to retain up to 50% of the unvested portion of the equity awards held by such participant at retirement and allow such portion to continue to vest pursuant to the original vesting terms and over the original vesting periods set forth in the applicable award agreements, regardless of the participant’s termination of employment. The Compensation Committee has delegated the responsibility and authority of determining whether a termination of employment qualifies as a retirement under the policy to the CEO (with respect to all participants other than the CEO himself) and to select which individuals may participate in the retirement vesting policy. With respect to the CEO, the Compensation Committee has delegated the authority of determining whether his termination of employment qualifies as a retirement under the policy to the Company’s Executive Chairman.

A termination of employment constitutes “retirement” for purposes of the retirement vesting policy if such termination is other than for Cause or on account of death or Disability (each, as defined in the 2018 Stock Plan) and, at the time of such termination, (1) the participant has reached age 65 and has at least five full years of service with the Company and its Affiliates (as defined in the 2018 Stock Plan), including the Manager and its Affiliates, or (2) the participant’s age plus years of service totals at least 65, the participant has reached age 55 and the participant has had a minimum of five years of service.

Hedging and Other Transactions Prohibited

Per our Insider Trading Policy, directors and executive officers are prohibited from engaging in transactions in our securities that are inconsistent with a long-term investment in BXMT. These transactions include any trading activity designed to profit from fluctuations in the price of these securities, such as short sales or purchasing our securities on margin. Our Insider Trading Policy also prohibits the use of forward contracts, equity swaps, collars, exchange funds, puts, calls, options and other derivative securities or any instruments designed to increase in value as a result of, or hedge or offset any decrease in, the market value of our securities.

Summary Compensation Table

For the year ended December 31, 2018, we did not provide any of our Named Executive Officers with any cash compensation or bonus. The following table sets forth for the year indicated the annual compensation of our Named Executive Officers:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(1)	Total ($)
Stephen D. Plavin	2018	—	—	1,675,680	—	—	1,675,680
Chief Executive Officer, President and Director	2017	—	—	1,455,300	6,930	—	1,462,230
	2016	—	—	1,341,450	2,534,777	—	3,876,227

Douglas N. Armer	2018	—	—	663,290	—	—	663,290
Executive Vice President, Capital Markets and Treasurer	2017	—	—	565,950	1,155	—	567,105
	2016	—	—	596,200	399,019	—	995,219

Anthony F. Marone, Jr.	2018	—	—	322,918	—	—	322,918
Managing Director, Chief Financial Officer and Assistant Secretary	2017	—	—	291,060	231	—	291,291
	2016	—	—	253,385	107,936	—	361,321

Thomas C. Ruffing	2018	—	—	157,095	—	—	157,095
Managing Director, Head of Asset Management	2017	—	—	145,530	2,310	—	147,840
	2016	—	—	134,145	938,699	—	1,072,844

(1)	The Named Executive Officers are employees of our Manager or its affiliates and are not paid cash compensation by us.
(2)

The amounts reported in the “Stock Awards” column represent the aggregate grant date fair value of awards of restricted shares of class A common stock calculated under the Financial Accounting Standard Board’s Accounting Codification Topic 718, or ASC Topic 718. Under ASC Topic 718, the grant date fair value is calculated using the closing market price of our class A common stock on the date of grant.

(3)

The amounts reported include amounts received by Named Executive Officers pursuant to previously granted performance awards. As part of our legacy long-term compensation program, our compensation committee previously awarded Mr. Plavin, Mr. Armer, Mr. Marone and Mr. Ruffing long-term cash-based performance awards tied to the recovery of legacy assets owned by CT Legacy Partners, LLC, or CT Legacy Partners, and CT Opportunity Partners I, LP.

Grants of Plan Based Awards in 2018

The following table provides information regarding restricted stock awards granted to our Named Executive Officers under the 2018 Stock Plan during the year ended December 31, 2018.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Stephen D. Plavin	11/7/2018	48,000	1,675,680
Douglas N. Armer	11/7/2018	19,000	663,290
Anthony F. Marone Jr.	11/7/2018	9,250	322,918
Thomas C. Ruffing	11/7/2018	4,500	157,095

(1)	Consists of restricted stock awards granted in 2018 under our 2018 Stock Plan.
(2)

Represents the grant date fair value of restricted stock awards granted in 2018 computed in accordance with ASC Topic 718, without taking into account estimated forfeitures. The grant date fair value is calculated using the closing market price of our class A common stock on the date of grant.

Outstanding Equity Awards at December 31, 2018

The following table provides information regarding outstanding equity awards of the Named Executive Officers as of December 31, 2018.

		Stock Awards
	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Stephen D. Plavin	11/7/2018	48,000	(1)	1,529,280
	12/6/2017	30,000	(2)	955,800
	11/7/2016	15,000	(2)	477,900
Douglas N. Armer	11/7/2018	19,000	(1)	605,340
	12/6/2017	11,667	(2)	371,711
	11/7/2016	6,667	(2)	212,411
Anthony F. Marone, Jr.	11/7/2018	9,250	(1)	294,705
	12/6/2017	6,000	(2)	191,160
	11/7/2016	2,832	(2)	90,228
Thomas C. Ruffing	11/7/2018	4,500	(1)	143,370
	12/6/2017	3,000	(2)	95,580
	11/7/2016	1,500	(2)	47,790

(1)

Each grant vests (i) with respect to one-sixth of the award, on the Initial Vesting Date; and (ii) with respect to the remainder of the award, in equal quarterly installments over ten quarters after the Initial Vesting Date.

(2)

Each grant vests (i) with respect to one-third of the award, on the first anniversary from the date of grant and (ii) with respect to the remaining two-thirds, ratably in quarterly installments over the two-year period following the first anniversary of the date of grant.

(3)	The amount reported in this column is based on a closing price of $31.86 per share class A of common stock on December 31, 2018.

Option Exercises and Stock Vested in 2018

The following table provides information regarding the vesting of restricted stock held by our Named Executive Officers during the year ended December 31, 2018.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Stephen D. Plavin	42,747	1,431,413
Douglas N. Armer	18,332	612,521
Anthony F. Marone, Jr.	8,167	273,758
Thomas C. Ruffing	4,333	145,068

(1)

The value realized on vesting is based on the closing price on the NYSE of our class A common stock on the vesting date. If vesting occurs on a day on which the NYSE is closed, the value realized on vesting is based on the closing price on the last trading day prior to the vesting date.

Pay Ratio Disclosure

In August 2015, the SEC issued final rules implementing the provision of the Dodd-Frank Wall Street Reform and Consumer Protection Act that require U.S. publicly-traded companies to disclose the ratio of their Chief Executive Officer’s compensation to that of their median employee. Disclosure pursuant to such rules is not included herein because we do not have any employees.

Non-Employee Director Compensation

During 2018, our non-employee directors earned (i) an annual cash retainer of $75,000 and (ii) a $100,000 annual award of the Company’s deferred stock units, in each case payable in quarterly installments in arrears. The award is vested in full as of the date of grant and settled upon the non-employee directors “separation from service” (as defined in Treas. Reg. 1.409A-1(h)) with the Company by delivering to the non-employee director one share of class A common stock for each deferred stock unit settled. For those directors who elected to receive stock units, the number of units was determined based upon the quarterly fee and the average stock price for the applicable quarter. In addition, the chairperson of the audit committee receives $20,000 per annum payable in four quarterly cash installments and the chairperson of each of our compensation and corporate governance committees receives an additional annual cash retainer of $10,000. The members of the audit committee receive an additional annual cash retainer of $10,000. All directors are also reimbursed for travel expenses incurred in attending board and committee meetings.

Messrs. Nash, Pollack and Plavin did not receive compensation for their services as directors during 2018.

Non-Employee Director Stock Ownership Policy.

In April 2019, the Board adopted a stock ownership policy for our non-employee directors in order to better align our non-employee directors’ financial interests with those of our stockholders by requiring such directors to own a minimum level of our stock. Each of our non-employee directors (other than a non-employee director who is employed by a stockholder (or an affiliates thereof) of the Company that meet the ownership requirements for a non-employee director) is required to own shares in an amount equal to five times his or her annual cash retainer within five years of becoming subject to the policy. All of our non-employee directors are in compliance with the stock ownership policy.

The following table sets forth the compensation paid by us to our non-employee directors for the fiscal year ended December 31, 2018:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(6)	Total ($)
Leonard W. Cotton(1)	85,000	98,640	183,640
Thomas E. Dobrowski(2)	85,000	98,640	183,640
Martin L. Edelman(3)	75,000	98,640	173,640
Michael B. Nash	—	—	—
Henry N. Nassau(4)	95,000	98,640	193,640
Stephen D. Plavin	—	—	—
Jonathan Pollack	—	—	—
Lynne B. Sagalyn(5)	95,000	98,640	193,640

(1)

Mr. Cotton’s $10,000 audit committee fee was paid in cash and his annual director compensation was paid 43% ($75,000) in cash and 57% ($100,000) in stock units under the Blackstone Mortgage Trust, Inc. 2016 Stock Incentive Plan, or the 2016 Stock Plan, and the 2018 Stock Plan.

(2)

Mr. Dobrowski’s $10,000 audit committee fee was paid in cash and his annual director compensation was paid 43% ($75,000) in cash and 57% ($100,000) in stock units under our 2016 Stock Plan and 2018 Stock Plan.

(3)	Mr. Edelman’s annual director compensation was paid 43% ($75,000) in cash and 57% ($100,000) in stock units under our 2016 Stock Plan and 2018 Stock Plan.
(4)

Mr. Nassau’s $10,000 compensation committee chairperson fee and his $10,000 corporate governance committee chairperson fee were paid in cash, and his annual director compensation was paid 43% ($75,000) in cash and 57% ($100,000) in stock units under our 2016 Stock Plan and 2018 Stock Plan.

(5)

Dr. Sagalyn’s $20,000 audit committee chairperson fee was paid in cash and her annual director compensation was paid 43% ($75,000) in cash and 57% ($100,000) in stock units under our 2016 Stock Plan and 2018 Stock Plan.

(6)	Amounts are based on the aggregate grant date fair value as determined in accordance with ASC Topic 718 using the closing market price of our class A common stock on the date of grant.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of a company’s common stock, to file reports of ownership and changes in ownership with the SEC and the NYSE. Executive officers, directors, the chief accounting officer and greater than 10% stockholders are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of Forms 3, 4 and 5 and amendments thereto available to us and other information obtained from our directors, executive officers, chief accounting officer and certain 10% stockholders or otherwise available to us, we believe that no director, executive officer, chief accounting officer or beneficial owner of more than 10% of our class A common stock failed to file on a timely basis a report required pursuant to Section 16(a) of the Exchange Act with respect to 2018.

Security Ownership of Certain Beneficial Owners and Management

As of April 1, 2019, there were a total of 125,666,550 shares of our class A common stock issued and outstanding. The following table sets forth as of April 1, 2019, certain information with respect to the beneficial ownership of our class A common stock, by:

•	each person known to us to be the beneficial owner of more than 5% of our outstanding class A common stock;

•	each director and Named Executive Officer; and

•	all of our directors and executive officers as a group.

Such information (other than with respect to our directors and executive officers) is based on a review of statements filed with the SEC pursuant to Sections 13(d), 13(f) and 13(g) of the Exchange Act with respect to our class A common stock.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned(1)
Greater than 5% Owner
The Vanguard Group(2)	11,749,158	9.3%
BlackRock, Inc.(3)	9,932,182	7.9%
The Blackstone Group L.P.(4)	6,386,758	5.1%
Named Executive Officers and Directors
Douglas N. Armer(5)	75,040	*
Leonard W. Cotton(6)	20,826	*
Thomas E. Dobrowski(7)	53,191	*
Martin L. Edelman(8)	62,152	*
Michael B. Nash(5)	308,968	*
Henry N. Nassau(9)	50,598	*
Stephen D. Plavin(5)	324,788	*
Jonathan L. Pollack(5)	175,088	*
Anthony F. Marone, Jr(5)	30,073	*
Thomas C. Ruffing(5)	27,276	*
Lynne B. Sagalyn(8)	62,152	*
All executive officers and directors as a group (11 persons)	1,190,152	*

*	Represents less than 1%.
(1)

The number of shares are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. Percentages are calculated in accordance with applicable SEC rules and are based on the number of shares issued and outstanding on April 1, 2019.

(2)

Based solely on information contained in a Schedule 13G/A filed with the SEC on February 11, 2019 by The Vanguard Group in which The Vanguard Group Inc. reported that it has sole dispositive power over 11,637,672 shares of our class A common stock, shared dispositive power over 111,486 shares of our class A common stock, sole voting power over 119,325 shares of our class A common stock and shared voting power over 11,755 shares of our class A common stock. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 99,731 shares, or 0.08%, of our class A common stock as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 31,349 shares, or 0.02%, of our class A common stock as a result of its serving as investment manager of Australian investment offerings. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(3)

Based solely on information contained in a Schedule 13G filed with the SEC on February 11, 2019 by BlackRock, Inc. in which BlackRock, Inc. reported that it has sole dispositive power over 9,932,182 shares of our class A common stock and sole voting power over 9,674,612 shares of our class A common stock held by BlackRock Life Limited, BlackRock Advisors, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management,

Inc., BlackRock Asset Management Schweiz AG and BlackRock Investment Management, LLC. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(4)

Includes 3,444,390 shares of our class A common stock held directly by Blackstone Holdings III L.P., 2,418,116 shares of our class A common stock held directly by the Manager and 157,341 shares of our class A common stock held directly by Stephen A. Schwarzman. Blackstone may be deemed to indirectly beneficially own an additional 366,911 shares of our class A common stock held in a separately managed account over which it may be deemed to have indirect voting and dispositive power. Blackstone Holdings III GP L.P. is the general partner of Blackstone Holdings III L.P. Blackstone Holdings III GP Management L.L.C. is the general partner of Blackstone Holdings III GP L.P. Blackstone is the managing member of Blackstone Holdings III GP Management L.L.C. Blackstone Group Management L.L.C. is the general partner of The Blackstone Group L.P. Blackstone Group Management L.L.C. is wholly owned by its senior managing directors and controlled by its founder, Mr. Schwarzman. The Manager is an indirect subsidiary of Blackstone. Mr. Schwarzman and each of the Blackstone entities described in this footnote, or the Blackstone Entities, disclaim beneficial ownership of such shares of class A common stock except to the extent they directly hold these shares. The address for each of the Blackstone Entities and Mr. Schwarzman is c/o The Blackstone Group L.P., 345 Park Avenue, New York, NY 10154.

(5)

Each of Messrs. Armer, Marone, Nash, Plavin, Pollack and Ruffing is an employee of Blackstone, but does not have voting or investment power over the shares of class A common stock beneficially owned by Blackstone.

(6)	Includes 15,826 shares obtainable upon conversion of vested stock units.
(7)	Includes 53,191 shares obtainable upon conversion of vested stock units.
(8)	In the case of Mr. Edelman and Dr. Sagalyn, includes 61,319 shares obtainable by each upon conversion of vested stock units.
(9)	Includes 45,148 shares obtainable upon conversion of vested stock units.

Transactions With Related Persons, Promoters and Certain Control Persons

Investment Management Business Sale and Related Matters

On December 19, 2012, pursuant to the Purchase Agreement by and between us and Huskies Acquisition LLC, or the Purchase Agreement, and an Assignment Agreement, dated as of December 19, 2012, by and among us, Huskies Acquisition LLC and Blackstone Holdings III L.P., or Holdings III, an affiliate of Blackstone, we completed the sale of our investment management and special servicing business, including CT Investment Management Co., LLC, related private investment fund co-investments and 100% of the outstanding class A preferred stock of our CT Legacy Partners subsidiary. In accordance with the Purchase Agreement, two members of our board of directors were designated by Blackstone at such time.

Pursuant to the terms of the Purchase Agreement, we also entered into a Registration Rights Agreement, dated December 19, 2012, with Holdings III. On May 6, 2013, we entered into an Amended and Restated Registration Rights Agreement, or Amended and Restated Registration Rights Agreement, with Holdings III and our Manager that amended and restated the existing Registration Rights Agreement. Pursuant to the terms of the Amended and Restated Registration Rights Agreement, on or after the earlier of (x) such date that we become eligible to use Form S-3 in connection with a public offering of our securities and (y) December 19, 2013, Holdings III or our Manager may require us to prepare and file a shelf registration statement relating to the resale of all shares of class A common stock currently held or later acquired by them or their permitted transferees and under certain circumstances they may require us to file up to four resale registration statements on demand and provide unlimited “piggyback” rights with respect to the resale of such shares (subject to certain cutback and other provisions).

Pursuant to the terms of the Purchase Agreement, we entered into the management agreement with our Manager (which was subsequently amended and superseded by the Management Agreement), pursuant to which we are externally managed by our Manager pursuant to the terms and conditions of the Management Agreement.

The Management Agreement requires our Manager to manage our investments and our day-to-day business and affairs in conformity with our investment guidelines and other policies that are approved and monitored by our board of directors. The initial term of the management agreement expired on December 19, 2015, has been automatically renewed on each anniversary of such date for a one-year term and will be automatically renewed for a one-year term each anniversary thereafter unless earlier terminated.

Pursuant to the terms of the Management Agreement, our Manager is entitled to receive from us a base management fee payable in cash quarterly in arrears with respect to each calendar quarter in an amount equal to the greater of (i) $250,000 per annum and (ii) 1.50% per annum of our Equity (as defined in the Management Agreement), and, if earned, certain quarterly incentive compensation. We are also required to reimburse our Manager for certain expenses incurred on our behalf during any given year. So long as the Management Agreement remains in effect, we are required to continue to make quarterly payments of the base management fee and, if applicable, incentive compensation to the Manager and to reimburse the Manager for certain expenses. See Notes 12 and 17 to our consolidated financial statements in our 2018 Annual Report on Form 10-K filed with the SEC on February 12, 2019 for additional details.

As of December 31, 2018, our consolidated balance sheet included $18.6 million of accrued management and incentive fees payable to our Manager. During the year ended December 31, 2018, we paid $70.5 million of management and incentive fees to our Manager. In addition, during the year ended December 31, 2018, we reimbursed our Manager for $836,000 of expenses incurred on our behalf. CT Legacy Partners did not make any preferred distributions during the year ended December 31, 2018.

Other Transactions

As of December 31, 2018, our Manager held 957,874 shares of our unvested restricted class A common stock, which had an aggregate grant date fair value of $31.9 million. The shares vest in installments over three years from the date of issuance. During the year ended December 31, 2018, we recorded non-cash expenses related to shares held by our Manager of $13.5 million.

During the year ended December 31, 2018, an affiliate of our Manager was named the special servicer in connection with our collateralized loan obligation, or the CLO. This affiliate did not earn any special servicing fees related to the CLO during the year ended December 31, 2018.

During the year ended December 31, 2018, we originated nine loans whereby each respective borrower engaged an affiliate of our Manager to act as title insurance agent in connection with each transaction. We did not incur any expenses or receive any revenues as a result of these transactions.

During the year ended December 31, 2018, we incurred $450,000 of expenses for various administrative, compliance and capital market data services to third-party service providers that are affiliates of our Manager.

In the first quarter of 2018, we originated €1.0 billion of a total €7.3 billion senior term facility, or the Senior Term Facility, for the acquisition of a portfolio of Spanish real estate assets and a Spanish real estate management and loan servicing company by a joint venture between Banco Santander S.A. and certain Blackstone-advised investment vehicles. These investment vehicles own 51% of the joint venture, and we will forgo all non-economic rights under the Senior Term Facility, including voting rights, so long as Blackstone-advised investment vehicles control the joint venture. The Senior Term Facility was negotiated by the joint venture with third-party investment banks without our involvement, and our 14% interest in the Senior Term Facility was made on such market terms.

In the first quarter of 2018, we originated a $330.0 million senior loan, the proceeds of which were used by the borrower to repay an existing loan owned by a Blackstone-advised investment vehicle.

In the second quarter of 2018, we acquired from an unaffiliated third-party a 50% interest in a $1.0 billion senior loan to a borrower that is partially owned by a Blackstone-advised investment vehicle. In the third quarter of 2018, we contributed this loan to our single asset securitization vehicle, or the 2018 Single Asset Securitization, and invested in the related subordinate risk retention position. We will forgo all non-economic rights under the loan, including voting rights, so long as Blackstone-advised investment vehicles own the borrower above a certain threshold.

In the third quarter of 2018, in a fully subscribed offering totaling $1.0 billion, certain Blackstone-advised investment vehicles purchased, in the aggregate, $116.1 million of securitized debt obligations issued by the 2018 Single Asset Securitization. These investments by the Blackstone-advised investment vehicles represented minority participations in any individual tranche and were purchased by the Blackstone-advised investment vehicles from third-party investment banks on market terms negotiated by the majority third-party investors.

In the fourth quarter of 2018, we originated £148.7 million of a total £303.5 million senior loan to a borrower that is partially owned by Blackstone-advised investment vehicles. We will forgo all non-economic rights under the loan, including voting rights, so long as Blackstone-advised investment vehicles control the borrower. The senior loan terms were negotiated by a third-party without our involvement and our 49% interest in the senior loan was made on such market terms.

In the first quarter of 2019, we originated £240.1 million of a total £490.0 million senior loan to a borrower that is wholly owned by a Blackstone-advised investment vehicle. We will forgo all non-economic rights under the loan, including voting rights, so long as the Blackstone-advised investment vehicle controls the borrower. The senior loan terms were negotiated by a third-party without our involvement and our 49% interest in the senior loan was made on such market terms.

Conflicts of Interest with Blackstone and its Affiliates — Minority Investments

Certain other entities or other investment vehicles that Blackstone or any of its affiliates may establish from time to time, or Other Blackstone Accounts, may also make minority investments in third-party investment managers or their investment vehicles with which we may engage in various transactions from time to time, including purchases or sales of assets or borrowing or lending transactions. Although these third-party investees may not be deemed to be affiliates of Blackstone due to the limited voting rights or other terms of the investments made by such Other Blackstone Accounts, such Other Blackstone Accounts would have an indirect economic interest in any transactions between us and such third-party investees. Our stockholders will not share in any of the economic interest of such Other Blackstone Accounts in such transactions. There can be no assurance that any conflict will be resolved in our favor and Blackstone may be required to take action where it will have conflicting loyalties between its duties to us and to Other Blackstone Accounts, which may adversely impact us.

Indemnification Agreements with Directors and Officers

We have entered into indemnification agreements with each of our directors and officers. We refer to such indemnification agreements as “Indemnification Agreements” and our directors and officers party thereto as “Indemnitees.” The Indemnification Agreements provide that we will, subject to certain limitations and exceptions, indemnify, to the fullest extent permitted under Maryland law, and advance expenses to, each Indemnitee, in connection with (among other things) the Indemnitee’s capacity as a director, officer, employee or agent of the Company. This obligation includes, subject to certain terms and conditions, indemnification for any expenses (including reasonable attorneys’ fees), judgments, fines, penalties and settlement amounts actually and reasonably incurred by the Indemnitee in connection with any threatened or pending action, suit or proceeding. In certain instances, we may be required to advance such expenses, in which case the Indemnitee will be obligated to reimburse us for the amounts advanced if it is later determined that the Indemnitee is not entitled to indemnification for such expenses.

Related Party Transaction Policies

Our board of directors recognizes the fact that transactions with related persons may present risks of conflicts or the appearance of conflicts of interest. Our board of directors has adopted a written policy on transactions with related persons that is in conformity with the requirements upon issuers having publicly-held common stock that is listed on the NYSE. Under the policy, a committee of our board of directors composed solely of independent directors who are disinterested or the disinterested members of our board of directors must review and approve or ratify any “related person transaction” (defined as any transaction that would be required to be disclosed by us under Item 404(a) of Regulation S-K in which we were or are to be a participant, other than an employment relationship or transaction involving an executive officer and any related compensation, and the amount involved exceeds $120,000 and in which any “related person” (as defined as in paragraph (a) of Item 404 of Regulation S-K) had or will have a direct or indirect material interest) and all material facts with respect thereto. No related person transaction will be executed without the approval or ratification of a committee of our board of directors composed solely of independent directors who are disinterested or by the disinterested members of our board of directors.

Pursuant to our code of business conduct and ethics, our audit committee is required to review on a quarterly basis all material related party transactions involving the Manager and/or its affiliates. In reviewing a related person transaction or proposed related person transaction, the audit committee will consider all relevant facts and circumstances, including:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction;

•	the business purpose of the transaction;

•	the importance of the transaction both to the Company and the related person;

•	whether the transaction would likely impair the judgment of a director or executive officer to act in the best interest of the Company;

•	whether the value and the terms of the transaction are substantially similar as compared to those of similar transactions previously entered into by the Company with non-related persons, if any; and

•	any other matters that management or the audit committee or disinterested directors, as applicable, deem appropriate.

In addition, the related person transaction policy provides that the audit committee or disinterested directors, as applicable, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an “independent” or “non-employee” director, as applicable, under the rules and regulations of the SEC, the NYSE, the Code and our code of business conduct and ethics for board and committee service.

Our related person transaction policy also contains a standing approval for (1) indemnification payments and advancement of expenses made pursuant to our charter or bylaws or pursuant to any agreement or instrument, including, without limitation, the Management Agreement; and (2) investments by the Company in which Blackstone Accounts (as defined in the Management Agreement) also invest, including at a different level of an issuer’s or borrower’s capital structure (for example, an investment by the Company in a debt interest with respect to the same portfolio entity in which a Blackstone Account owns an equity, debt or mezzanine interest or vice versa) or otherwise in different classes or tranches of the same issuer’s securities as contemplated by the Management Agreement.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the board of directors has appointed Deloitte & Touche LLP, or Deloitte, to be our independent public accounting firm for the fiscal year ending December 31, 2019 and has directed that the appointment of such independent registered public accounting firm be submitted for ratification by our stockholders at the annual meeting. Deloitte also serves as the independent registered public accounting firm of the parent of our Manager, Blackstone.

We have been advised by Deloitte that neither that firm nor any of its associates has any relationship with us or our subsidiaries other than the usual relationship that exists between an independent registered public accounting firm and its clients.

We expect that representatives of Deloitte will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. If the appointment of Deloitte is not ratified, our board of directors will reconsider the appointment.

Stockholder ratification of the appointment of Deloitte as our independent registered public accounting firm is not required by our charter or otherwise. However, our board of directors is submitting the appointment of Deloitte to the stockholders for ratification as a matter of what it considers to be good corporate practice. Even if the appointment is ratified, our audit committee, in its discretion, may direct the appointment of different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests.

Audit and Non-Audit Fees

Aggregate fees that we were billed for the fiscal years ended December 31, 2018 and 2017 by our independent registered public accounting firm, Deloitte, were as follows:

	Fiscal Year ended December 31,
Name	2018	2017
Audit fees(a)	$984,000	$907,850
Audit-related fees	—	—
Total audit and audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

Total	$984,000	$907,850

(a)	Audit fees include amounts billed to us related to annual financial statement audit work, quarterly financial statement reviews and comfort letters on and review of SEC registration statements.

The audit committee of our board of directors was advised that there were no services provided by Deloitte that were unrelated to the audit of the annual fiscal year-end financial statements and the review of interim financial statements that could impair Deloitte from maintaining its independence as our independent auditor and concluded that it was.

Audit Committee Pre-Approval Policy

In accordance with our audit committee pre-approval policy, all audit and non-audit services performed for us by our independent registered public accounting firm were pre-approved by the audit committee of our board of directors, which concluded that the provision of such services by Deloitte was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The pre-approval policy provides for categorical pre-approval of specified audit and permissible non-audit services. Services to be provided by the independent registered public accounting firm that are not within the category of pre-approved services must be approved by the audit committee prior to engagement, regardless of the service being requested or the dollar amount involved.

Requests or applications for services that require specific separate approval by the audit committee are required to be submitted to the audit committee, and must include a description of the services to be provided and a statement by the independent registered public accounting firm and principal accounting officer of the Company confirming that the provision of the proposed services does not impair the independence of the independent registered public accounting firm.

The audit committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the audit committee at its next scheduled meeting. The audit committee does not delegate to management its responsibilities to pre-approve services to be performed by the independent registered public accounting firm.

VOTING RECOMMENDATION

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019.

AUDIT COMMITTEE REPORT

Our board of directors’ audit committee carries out oversight functions with respect to the preparation, review and audit of our financial statements, our system of internal controls and the qualifications, independence and performance of our internal auditor consultants and independent auditors, and operates under a written charter adopted by the board of directors. The charter can be viewed, together with any future changes that may occur, on our website at www.blackstonemortgagetrust.com. The audit committee has the sole authority and responsibility to select, evaluate and, as appropriate, replace our independent auditors. The audit committee members are independent within the meaning of the applicable New York Stock Exchange listing standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

Our management is responsible for the development, maintenance and evaluation of internal controls and procedures and our financial reporting system, the maintenance of appropriate accounting and financial reporting principles or policies and the preparation, presentation and integrity of our financial statements. Our independent registered public accounting firm is responsible for auditing our consolidated financial statements in accordance with U.S. generally accepted auditing standards and expressing an opinion as to their conformity with U.S. generally accepted accounting principles. In addition, the independent registered public accounting firm is responsible for auditing and expressing an opinion on our internal controls over financial reporting. The audit committee’s responsibility is to monitor and oversee the foregoing functions.

The audit committee reviews our financial reporting process on behalf of the board of directors. In performance of its oversight function, the audit committee has met and held discussions with management and our independent registered public accounting firm with respect to our audited consolidated financial statements for fiscal year 2018 and related matters. Management advised the audit committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles and the committee has reviewed and discussed the consolidated financial statements with management and our independent auditors, Deloitte & Touche LLP. Our independent auditors presented to and reviewed with the audit committee the matters required to be discussed by the applicable standards adopted by the Public Company Accounting Oversight Board. Our independent auditors also provided to the committee the written disclosures and the letter from the auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and in connection therewith the committee discussed with the independent auditors their views as to their independence. The audit committee also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, Deloitte & Touche LLP. The audit committee meetings regularly include executive sessions with our independent registered public accounting firm without the presence of our management.

In undertaking its oversight function, the audit committee relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on our financial statements. The audit committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance or professional opinion as to the sufficiency of the external or internal audits, whether the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or on the effectiveness of the system of internal control.

Based on the audit committee’s considerations, discussions with management and discussion with the independent auditors as described above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC.

Submitted by the Audit Committee of the

Company’s Board of Directors:

Lynne B. Sagalyn (Chair)

Leonard W. Cotton

Thomas E. Dobrowski

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are providing stockholders with an opportunity to vote, on a non-binding advisory basis, on the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with SEC rules. The advisory vote on executive compensation described in this proposal is commonly referred to as a “say-on-pay vote.” More than 97% of the votes cast at the 2018 annual meeting voted to approve our executive compensation. At the 2013 annual meeting, we asked our stockholders to indicate if we should hold an advisory vote on the compensation of our Named Executive Officers every one, two or three years. Because at our 2013 annual meeting our stockholders voted in favor of an annual advisory vote, we again are asking our stockholders to approve the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As described under “Executive Compensation — Compensation Discussion and Analysis” elsewhere in this proxy statement, we are externally managed and advised by our Manager pursuant to the Management Agreement. Our Named Executive Officers for fiscal 2018 currently serve as officers of our Manager and we have no employees. Because our Management Agreement provides that our Manager is responsible for managing our affairs, our Named Executive Officers for fiscal 2018 do not currently receive any cash compensation from us or any of our subsidiaries for serving as our executive officers. Additionally, we do not have any agreements with any of our Named Executive Officers with respect to their cash compensation and do not intend to directly pay any cash compensation to them. However, from time to time we may grant to our Named Executive Officers and our Manager equity-based awards pursuant to our equity incentive plans, which we believe serve to align the interests of our Named Executive Officers and our Manager with the interests of our stockholders in receiving attractive risk-adjusted dividends and growth.

We do not determine the cash compensation payable by the Manager to our Named Executive Officers. The Manager and its affiliates determine the salaries, bonuses and other wages earned by our Named Executive Officers from our Manager and its affiliates. The Manager and its affiliates also determine whether and to what extent our Named Executive Officers will be provided with employee benefit plans.

This proposal gives our stockholders the opportunity to express their views on the overall compensation of our Named Executive Officers provided by us and the philosophy, policies and practices described in this proxy statement. For the reasons discussed above, we are asking our stockholders to indicate their support for our Named Executive Officer compensation by voting FOR the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis, compensation tables and any related material disclosed in this proxy statement).”

The say-on-pay vote is advisory only, and therefore it will not bind the Company or our board of directors. However, the board of directors and the compensation committee will consider the voting results as appropriate when making future decisions regarding executive compensation.

VOTING RECOMMENDATION

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION RELATING TO THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4 — ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are asking stockholders whether future say-on-pay votes should be held every one, two or three years. In our last vote on the frequency of future advisory votes on executive compensation, held at our 2013 annual meeting of stockholders, a majority of the votes cast by our stockholders voted in favor of an annual advisory vote. After careful consideration, the board of directors has determined that holding an advisory vote on executive compensation every year is the most appropriate policy for us at this time, and the board of directors therefore recommends that stockholders vote for future advisory votes on executive compensation to occur every year.

We believe that an annual advisory vote on the compensation of our named executive officers is consistent with our interest of seeking input from our stockholders on corporate governance matters. We understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this proposal.

The board and the compensation committee will carefully review the voting results, with particular attention to the option of one year, two years or three years that receives the highest number of votes cast by stockholders to be the frequency for holding future advisory votes on executive compensation. However, because this vote is advisory and not binding on the board of directors or the Company in any way, the board may decide that it is in the best interest of our stockholders and the Company to hold future advisory votes on executive compensation more or less frequently than the option approved by stockholders and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

VOTING RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS STOCKHOLDERS VOTE FOR “ONE YEAR” WITH RESPECT TO THE FREQUENCY WITH WHICH STOCKHOLDERS SHOULD BE PROVIDED AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.

ANNUAL REPORT

Our annual report to stockholders for the year ended December 31, 2018 is being concurrently made available for distribution to our stockholders.

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.blackstonemortgagetrust.com) and click “SEC Filings” under the “Investor Relations” tab. Copies of our annual report to stockholders for the year ended December 31, 2018, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to Secretary, Blackstone Mortgage Trust, Inc., 345 Park Avenue, 42nd Floor, New York, New York 10154.

OTHER MATTERS

Our management does not know of any other matters to come before the annual meeting. If, however, any other matters do come before the annual meeting, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters.

STOCKHOLDER PROPOSALS FOR THE 2020 ANNUAL MEETING

If you wish to submit a stockholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy statement and proxy card for our 2020 annual meeting of stockholders, your proposal must be received by our Secretary on or before December 24, 2019. Your proposal should be mailed by certified mail return receipt requested to our Secretary at Blackstone Mortgage Trust, Inc., 345 Park Avenue, 42nd Floor, New York, New York 10154. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received. In addition, if you desire to bring business (including director nominations) before our 2020 annual meeting, you must comply with our bylaws, which currently require that you provide written notice of such business to our Secretary no earlier than November 24, 2019 and no later than 5:00 p.m. (Eastern Standard Time) on December 24, 2019. For additional requirements, stockholders should refer to our bylaws, Article II, Section 12, “Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals,” a current copy of which may be obtained from our Secretary.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding”, provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will generally continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker. You can also request prompt delivery of a copy of the proxy statement and annual report by contacting Blackstone Mortgage Trust Stockholders Relations Department, 345 Park Avenue, 42nd Floor, New York, New York 10154, (212) 655-0220.

ANNUAL MEETING OF BLACKSTONE MORTGAGE TRUST, INC.

Date:	Wednesday, June 19, 2019
Time:	9:00 A.M. (Eastern Time)
Place:	425 Lexington Ave., New York, NY 10017

Please make your marks like this:    ☒  Use dark black pencil or pen only

The Board of Directors recommends you vote FOR the following:

1:	Election of Directors
Nominees:

	01) Michael B. Nash	05) Martin L. Edelman

	02) Stephen D. Plavin	06) Henry N. Nassau

	03) Leonard W. Cotton	07) Jonathan L. Pollack

	04) Thomas E. Dobrowski	08) Lynne B. Sagalyn

Vote For All Nominees	Withhold Vote From All Nominees	Vote For All Except
☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the box and write the number(s) of the nominee(s) in the space provided to the right.

The Board of Directors recommends you vote FOR Proposals 2 and 3 and ONE YEAR for Proposal 4

		For	Against	Abstain

2:	Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.	☐	☐	☐

3:	Advisory Vote on Executive Compensation: To approve in a non-binding, advisory vote, the compensation paid to our named executive officers.	☐	☐	☐
		1 Year	2 Years	3 Years	Abstain

4:	Frequency of Advisory Vote on Executive Compensation: To approve in a non-binding, advisory vote, whether a stockholder vote to approve the compensation of our named executive officers should occur every one, two or three years.	☐	☐	☐	☐

Note:	To consider and act upon any other matters which may properly come before the meeting or any adjournment or postponement thereof.

To attend the meeting and vote your shares in person, please mark this box.	☐

Authorized Signatures - This section must be completed for your instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Please separate carefully at the perforation and return just this portion in the envelope provided.

Annual Meeting of Blackstone Mortgage Trust, Inc.

to be held on Wednesday, June 19, 2019

for Holders as of April 12, 2019

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:
INTERNET		TELEPHONE

Go To www.proxypush.com/BXMT	Call 866-286-2946

•	Cast your vote online 24 hours a day/7 days a week.	OR	•	Use any touch-tone telephone toll-free 24 hours a day/7 days a week.
•	Have your Proxy Card/Voting Instructions Form ready.		• •	Have your Proxy Card/Voting Instruction Form ready. Follow the simple recorded instructions.vm
•	View Meeting Documents.

OR MAIL	•	Mark, sign and date your Proxy Card/Voting Instruction Form.
	•	Detach your Proxy Card/Voting Instruction Form.
	•	Return your Proxy Card/Voting Instruction Form in the
postage-paid envelope provided.

The undersigned stockholder(s) hereby appoint(s) Stephen D. Plavin, Anthony F. Marone, Jr., Douglas N. Armer and Leon Volchyok, or any of them, as proxies for the undersigned, each with the full power to appoint his substitute, and hereby authorizes them to represent the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of Class A Common Stock of BLACKSTONE MORTGAGE TRUST, INC., a Maryland corporation, that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, EDT on June 19, 2019, at Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, and any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting and any adjournments or postponements thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS IN ITEM 1, “FOR” THE PROPOSALS IN ITEMS 2 AND 3 AND “ONE YEAR” ON PROPOSAL 4.

All votes must be received by 11:59 P.M., Eastern Time, June 18, 2019.

PROXY TABULATOR FOR BLACKSTONE MORTGAGE TRUST, INC. c/o MEDIANT COMMUNICATIONS P.O. BOX 8016 CARY, NC 27512-9903

EVENT # CLIENT #